Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS

OF

DUKE REALTY CORPORATION

ARTICLE I

Identification

Section 1.01. Name. The name of the Corporation is Duke Realty Corporation (hereinafter referred to as the “Corporation”).

Section 1.02. Registered Office and Registered Agent. The street address of the registered office of the Corporation is 150 West Market Street, Suite 800, Indianapolis, Indiana 46240, and the name of its Registered Agent at such address is CT Corporation System. The location of the registered office of the Corporation or the designation of its Registered Agent or both may be changed at any time or from time to time when authorized by the Board of Directors by filing a notice of change with the Secretary of State of the State of Indiana on or before the day any such change is to take effect or as soon as possible after the death of the Registered Agent or other unforeseen termination of his agency.

Section 1.03. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors of the Corporation.

ARTICLE II

Definitions

Section 2.01. Certain Definitions. The following terms when used herein shall have the meanings set forth below:

(a) Affiliate. “Affiliate” shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such person) and shall have the meaning ascribed thereto in the Securities Exchange Act of 1934.

(b) Articles. “Articles” shall mean the Articles of Incorporation of the Corporation filed with the Indiana Secretary of State, as amended from time to time.

(c) Bylaws. “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

(d) Code. “Code” shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

(e) Corporation. “Corporation” shall mean Duke Realty Corporation

(f) Director. “Director” shall mean a member of the Corporation’s Board of Directors.

(g) Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(h) Fiscal Year. “Fiscal Year” or any term describing any part thereof (such as “fiscal quarter”) shall mean the fiscal year of the Corporation.

(i) Gender and Number. As used herein, the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

(j) Person. “Person” shall mean an individual, partnership, trust, corporation, or any other entity.

(k) REIT. “REIT” or “real estate investment trust” shall mean a real estate investment trust meeting all the qualifications in the Code.

(1) Shareholders. “Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

(m) Shares. “Shares” shall mean the common stock of the Corporation.

(n) Unaffiliated Director. “Unaffiliated Director” shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

ARTICLE III

Capital Stock

Section 3.01. Certificates; Direct Registration System. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Indiana Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued.  The interest of each shareholder in the Corporation’s capital stock may be evidenced by one or more certificates representing shares of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt.  Unless otherwise determined by the Directors, any such certificates shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary and shall be countersigned by a transfer agent and registered by a registrar, if any, and such signatures may be via facsimile or other electronic means.  There shall be filed with each transfer agent a copy of any such form of certificate so approved by the Board of Directors, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Directors approve some other form.

The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange (or its successor) or any other securities exchange or automated quotation system on which shares of the Corporation’s capital stock may from time to time be listed for quotation and trading.

Section 3.02. Fractional Shares. In connection with any issuance of Shares, the Directors may issue fractional Shares or may provide for the issuance of scrip, including, without limitation, the time within which any scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Directors may, in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 3.01 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may, in the discretion of the Directors, be signed by a transfer agent alone.

Section 3.03. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the directions of the Board of Directors, which records shall contain the names and addresses of the Corporation’s shareholders, the number of shares of the Corporation’s capital stock held by them respectively, and, if such shares of capital stock are certificated, the numbers of the certificates representing such shares, and in which there shall be recorded all transfers of shares of the Corporation’s capital stock. The Corporation, the Board of Directors, and the officers, employees and agents of the Corporation shall be entitled to deem the Persons in whose names any such certificates are registered on the records of the Corporation to be the absolute owners of the shares of the Corporation’s capital stock represented thereby for all purposes; but nothing herein shall be deemed to preclude the Board of Directors or the officers, employees or agents of the Corporation from inquiring as to the actual ownership of any such shares of the Corporation’s capital stock. Until a transfer of shares of the Corporation’s capital stock is duly effected on the records of the Corporation, the Board of Directors shall not be affected by any notice of such transfer, either actual or constructive.

Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, shares of the Corporation’s capital stock may be transferred, and such transfers shall be made upon the records of the Corporation.  If such shares of the Corporation’s capital stock are issued in certificated form, then those shares shall be transferable on the records of the Corporation only by the record holder thereof or by his or her agent thereunto duly authorized in writing upon delivery to the Board of Directors, or a properly acting transfer agent, of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization, and payment of all necessary transfer taxes, and of other matters as may reasonably be required by the Board of Directors or such transfer agent.  Upon such delivery, the transfer shall be recorded in the records of the Corporation, and, absent instructions to the contrary, a new certificate for such shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the shares represented by any certificate, a new certificate for the balance shall be issued to the transferor.  Any Person becoming entitled to any shares of the Corporation’s capital stock in consequence of the death of a shareholder or otherwise by operation of law shall be recorded as the holder of such shares and may receive a new certificate therefor, but only upon delivery to the Board of Directors, or a properly acting transfer agent, of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such shares and such releases from applicable governmental authorities as may be required by the Board of Directors or the transfer agent. With respect to certificated shares of the Corporation’s capital stock, every such certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the properly acting transfer agent thereof.  In case of the loss, mutilation or destruction of any certificate for shares of the Corporation’s capital stock, the Directors may issue or cause to be issued a replacement certificate upon proof, satisfactory to the Directors of ownership of such lost, mutilated or destroyed certificate. Nothing in these Bylaws shall impose upon the Board of Directors, or a properly acting transfer agent, a duty or limit their rights to inquire into adverse claims.  If the shares of the Corporation’s capital stock are issued in uncertificated form, then those shares may be transferred upon receipt of proper transfer instructions from the registered holder of the uncertificated shares, or from his or her agent thereunto duly authorized, in writing and upon payment of all necessary transfer taxes and in compliance with appropriate procedures for transferring shares in uncertificated form.

Section 3.04. Transfer Agent, Dividend Disbursing Agent and Register. The Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records and to hold and to disburse any dividends or distributions.

Section 3.05. Record Date. The Board of Directors may fix a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of any meeting of Shareholders. If a Shareholders meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, a new record date must be fixed.

Section 3.06.  Regulations. The issue, transfer, conversion and registration of certificates for Shares shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IV

Meetings of Shareholders

Section 4.01. Effect of Quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may not continue to do business after the withdrawal of enough Shareholders to leave less than a quorum.

Section 4.02. Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Indiana as is designated by the Directors or the Chairman or President.

Section 4.03. Annual Meeting. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six (6) months after the end of each fiscal year.

Section 4.04. Notice of Regular or Special Meetings.

(a) A special meeting of the Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors (as defined in the Articles), the President of the Corporation or at the request, in writing, addressed and delivered to the attention of the Corporation’s Secretary at the principal executive offices of the Corporation and made in accordance with Section 4.09 of these Bylaws, of the record owners of ten percent (10%) of the aggregate number of Shares of the Corporation outstanding and entitled to vote.

(b) Business transacted at any special meeting of Shareholders will be limited to the purpose or purposes expressly stated in the notice of that meeting. Such purposes shall be stated with specificity in the notice of each such special meeting and may not include generalizations such as “any other business as may properly be brought before the meeting.”

(c) If a special meeting of Shareholders is requested by Shareholders pursuant to paragraph (a) of this Section 4.04 for purposes, any of which are the same as or substantially related to any of the purposes of a special meeting of Shareholders previously held at the request of Shareholders pursuant to paragraph (a) of this Section 4.04, such subsequently requested special meeting shall not be held until after the first anniversary of the date on which the previous special meeting was held.

(d) Written or oral notice specifying the place, day and hour of any annual or special meeting of Shareholders, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by any means permitted by applicable provisions of the Indiana Business Corporation Law, as in effect on the date thereof, to the address appearing on the books of the Corporation or theretofore given by each Shareholder to the Corporation for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Corporation is situated.  It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders and of each special meeting to be held on call of the Corporation’s Board of Directors at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held, subject to any longer period required by law.

(e) Whenever a request to call a special meeting of Shareholders has been duly made other than by the Corporation’s Board of Directors, it shall be the duty of the Board of Directors to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than ninety (90) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting no fewer than ten (10) and no more than sixty (60) days before the meeting date. If the date of such special meeting is not so fixed and notice thereof not given within eighty (80) days after the date of the Corporation’s receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or-requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.

Section 4.05. Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned and a new record date is set, notice of the adjourned meeting shall be given as in the case of an original meeting to Shareholders as of the new record date.

Section 4.06. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. At a meeting of Shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the meeting, unless inspectors of election are appointed pursuant to Section 4.07, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

Section 4.07. Inspectors of Election. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present, shall determine whether one (1) or three (3) inspectors are to be appointed. In case any Person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the Chairman of the meeting. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any facts found by them.

Section 4.08. Quorum. At any meeting of the Shareholders, the holders of a majority of the Shares entitled to vote with respect to the matter under consideration, present in person or by proxy, shall constitute a quorum for such purpose, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum for any purpose shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the Shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of Shareholders is sent to all Shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

Section 4.09. Shareholder Proposals and Requests for Special Meetings.

(a) Nominations for the election of Directors and proposals for any new business to be taken up at any Annual Meeting of Shareholders may be made by the Board of Directors of the Corporation or by any Shareholder of the Corporation entitled to vote.  In order for a Shareholder of the Corporation to make any such nomination or proposal, the Shareholder shall give timely notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation.  To be timely, the Shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation at least one hundred twenty (120) calendar days before the first anniversary of the date that the Corporation’s proxy statement was released to Shareholders in connection with the previous year’s Annual Meeting of Shareholders.  However, if no Annual Meeting of Shareholders was held in the previous year or if the date of the Annual Meeting of Shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Corporation not fewer than the later of (i) one hundred fifty (150) calendar days prior to the date of the contemplated annual meeting or (ii) the date which is ten (10) calendar days after the date of the first public announcement or other notification to the Shareholders of the date of the contemplated annual meeting.

(b) Any written request by Shareholders for a special meeting of Shareholders pursuant to Section 4.04 of the Bylaws and any notice of a nomination or proposal pursuant to paragraph (a) of this Section 4.09 shall include or be accompanied by a written statement which shall set forth (i) as to each Person whom the Shareholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such

Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and evidence satisfactory to the Corporation that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a concise description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner or owners, if any, on whose behalf the proposal is made; (iii) as to each Shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the number of each class of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner; and (iv) any other information required by Rule 14a-8 under the Exchange Act, including a statement in support and requisite documentary support for any claim of beneficial ownership.

(c)         (i)    Only such Persons who are nominated in accordance with the procedures set forth in this Section 4.09 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4.09.  The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 4.09, and, if any proposed nomination or business is not in compliance with this Section 4.09, to declare to the meeting that such defective nomination or proposal be disregarded.

(ii)    For purposes of this Section 4.09, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 4.09, a Shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.09.

Section 4.10. Proxy Access.

(a)    Information to be Included in the Corporation’s Proxy Materials. Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of Shareholders, subject to the provisions of this Section 4.10, the Corporation shall include in its proxy statement and other applicable filings (the “Corporation Proxy Materials”) pursuant to Regulation 14A of the Exchange Act, in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a Shareholder or group of no more than twenty (20) Shareholders that satisfies the requirements of this Section 4.10 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 4.10, the “Required Information” that the Corporation shall include in the Corporation Proxy Materials is (A) the information provided to the Secretary of the Corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the

Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 4.10 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4.10, the Corporation may omit from the Corporation Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading or would violate any applicable law or regulation.
(b)    Eligible Shareholder. To be eligible to require the Corporation to include a Shareholder Nominee in the Corporation Proxy Materials pursuant to this Section 4.10, an Eligible Shareholder must have Owned (as defined below) at least three percent (3%) or more of the Shares outstanding from time to time (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary of the Corporation in accordance with this Section 4.10 and the close of business on the record date for determining the Shareholders entitled to vote at the Annual Meeting of Shareholders and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof).
(c)    Definition of Ownership. For purposes of this Section 4.10, an Eligible Shareholder shall be deemed to “Own” only those outstanding Shares as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such Shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Shareholder or its Affiliate or (D) for which the Shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the Shareholder and that expressly directs the proxy holder to vote at the direction of the Shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” Shares held in the name of a nominee or other intermediary so long as the Shareholder retains the full right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the Shares. An Eligible Shareholder’s Ownership of Shares shall be deemed to continue during any period in which the Shareholder has loaned such shares provided that the Eligible Shareholder has the power to recall such loaned shares on five (5) Business Days’ (as defined below) notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the Annual Meeting of Shareholders. For purposes of this Section 4.10, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding Shares are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion. The term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(d)    Notice Period. In addition to any other applicable requirements, to be eligible to require the Corporation to include a Shareholder Nominee in the Corporation Proxy Materials pursuant to this Section 4.10, an Eligible Shareholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Corporation Proxy Materials pursuant to this Section 4.10 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the first anniversary of the date that Corporation Proxy Materials for the previous year’s Annual Meeting of Shareholders were released to Shareholders. However, if no Annual Meeting of Shareholders was held in the previous year or if the date of the Annual Meeting of Shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, the Notice of Proxy Access Nomination shall be received by the Secretary at the principal executive offices of the Corporation not fewer than the later of (i) one hundred fifty (150) calendar days prior to the date of the contemplated annual meeting or (ii) the date which is ten (10) calendar days after the date of the first public announcement or other notification to the Shareholders of the date of the contemplated annual meeting. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(e)    Form of Notice. To be in proper form for purposes of this Section 4.10, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(i)    a written statement by the Eligible Shareholder certifying as to the number of Shares the Eligible Shareholder Owns and has Owned continuously for the Minimum Holding Period and representing that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting, and the Eligible Shareholder’s agreement to provide (A) within five (5) Business Days after the record date for the Annual Meeting of Shareholders a written statement by the Eligible Shareholder certifying as to the number of Shares the Eligible Shareholder Owns and has Owned continuously through the close of business on the record date together with a representation by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof) and that the Eligible Shareholder has recalled any loaned Shares as of the record date and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(ii)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven (7) Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five (5) Business Days after the record date for the Annual Meeting of Shareholders written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 4.10;
(iii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)    the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a Shareholder’s notice of nomination pursuant to Section 4.09(b), including the written consent of the Shareholder Nominee to being named in the Corporation Proxy Materials as a nominee and to serving as a Director if elected;
(v)    a written undertaking executed by the Shareholder Nominee (A) that such Shareholder Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation and (2) will serve as a Director of the Corporation if elected and (B) attaching a completed Shareholder Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the Eligible Shareholder and shall include all information relating to the Shareholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Shareholder Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded);
(vi)    the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all Directors at such time, including, without limitation, agreeing to be bound by the Corporation’s corporate governance guidelines, code of conduct, insider trading policy and other similar policies and procedures;
(vii)    a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting of Shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 4.10, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any Shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) is not aware of, after reasonable inquiry, any information that would permit the Corporation to exclude the Shareholder Nominee from the Corporation Proxy Materials pursuant to Section 4.10(i) and (G) has not provided and will not provide facts, statements or information in its communications with the Corporation and the Shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(viii)    a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the Shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 4.10, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Corporation pursuant to this Section 4.10 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Corporation Proxy Materials pursuant to this Section 4.10, and (B) indemnifies and holds harmless the Corporation and each of its Directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination of a Shareholder Nominee or inclusion of such Shareholder Nominee in the Corporation Proxy Materials pursuant to this Section 4.10;
(ix)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Shareholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding, if written;
(x)    a written description of any agreement, arrangement or understanding with any person or entity by which the Shareholder Nominee agrees or commits to vote a certain way on certain matters, together with a copy of any such agreement, arrangement or understanding, if written;
(xi)    in the case of the nomination by a group of Shareholders together constituting an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and
(xii)    in the case of the nomination by a group of Shareholders together constituting an Eligible Shareholder in which two or more funds that are part of the same Qualifying Fund Family (as defined below) are counted as one Shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Family.
The Corporation may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Shareholder Nominee to serve an independent director under the listing standards of the national securities exchange upon which the Shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors (the “Independence Standards”), (B) that could be material to a Shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.

The information and documents required by this Section 4.10(e) to be provided by the Eligible Shareholder shall be: (i) provided with respect to each group member, in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(b) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Shareholder or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all the information and documents referred to in this Section 4.10(e) (other than such information and documents contemplated to be provided after the date the Notice of Proxy Access Nomination is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(f)    Supplementing the Notice of Proxy Access. To be eligible to require the Corporation to include a Shareholder Nominee in the Corporation Proxy Materials pursuant to this Section 4.10, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 4.10 shall be true and correct as of the record date for the Annual Meeting of Shareholders and as of the date that is ten (10) Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth (5th) Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth (8th) Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any postponement or adjournment thereof).
(g)    Correction of Defects. In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Corporation or the Shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 4.10).
(h)    Group of Shareholders. Whenever an Eligible Shareholder consists of a group of more than one Shareholder, each provision in this Section 4.10 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each Shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such Shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any Annual Meeting of Shareholders. In determining the aggregate number of Shareholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one Shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 4.10, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a Shareholder or group of Shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(i)    Permitted Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Corporation Proxy Materials with respect to an Annual Meeting of Shareholders shall be the greater of (i) twenty percent (20%) of the number of Directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 4.10 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) provided that the maximum number of Shareholder Nominees entitled to be included in the Corporation Proxy Materials with respect to a forthcoming Annual Meeting of Shareholders shall be reduced by the number of individuals who were elected as Directors at the immediately preceding or second preceding Annual Meeting of Shareholders after inclusion in the Corporation Proxy Materials pursuant to this Section 4.10 and whom the Board of Directors nominates for re-election at such forthcoming Annual Meeting of Shareholders. In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting of Shareholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10 shall be calculated based on the number of Directors serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Corporation Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 4.10 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10(i). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 4.10 exceeds the maximum number of nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 4.10(i), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Corporation Proxy Materials until the maximum number is reached, proceeding in order of the number of Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 4.10(i) shall be the only Shareholder Nominees entitled to be included in the Corporation Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Corporation Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 4.10), no other Shareholder Nominees shall be included in the Corporation Proxy Materials pursuant to this Section 4.10.
(j)    Shareholder Nominee Eligibility. The Corporation shall not be required to include, pursuant to this Section 4.10, a Shareholder Nominee in the Corporation Proxy Materials for any Annual Meeting of Shareholders (i) if for which meeting the Secretary of the Corporation receives a notice that the Eligible Shareholder or any other Shareholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees for Director set forth in Section 4.09, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Shareholder Nominee would not qualify as, or would not be, an independent director under the Independence Standards or would fail to meet the audit committee and compensation committee independence requirements under the rules of any national securities exchange on which the Shares are listed, (iv) if the election of such Shareholder Nominee as a Director would cause the Corporation to fail to comply with these Bylaws, its charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (v) if such Shareholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (vii) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Corporation or the Shareholders required or requested pursuant to this Section 4.10 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 4.10, (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 4.10, in each instance as determined by the Board of Directors, in its sole discretion or (x) if the Shareholder Nominee dies or becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors.
(k)    Invalid Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the officer of the Corporation presiding at an annual meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached any of its or their agreements or representations or failed to comply with its or their obligations under this Section 4.10, as determined by the Board of Directors or such officer, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the Annual Meeting of Shareholders to present the nomination of the Shareholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 4.10. For purposes of this Section 4.10(k), to be considered a qualified representative of a Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as its proxy at the Annual Meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(l)    Restrictions on Re-Nominations. Any Shareholder Nominee who is included in the Corporation Proxy Materials for an Annual Meeting of Shareholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting or (ii) does not receive a number of “for” votes equal to at least twenty percent (20%) of the number of votes cast by Shareholders in the election of Directors at such annual meeting shall be ineligible for inclusion in the Corporation Proxy Materials as a Shareholder Nominee pursuant to this Section 4.10 for the next two annual meetings of Shareholders. For the avoidance of doubt, this Section 4.10(l) shall not prevent any Shareholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 4.09.
(m)    Exclusive Method. This Section 4.10 provides the exclusive method for a Shareholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Corporation Proxy Materials.
ARTICLE V

The Board of Directors

Section 5.01. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 5.02. Special Meetings. Special meetings of the Board of Directors may be called by one-third of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Written notice of any special meeting of the Board shall be given to each Director at least one day prior thereto delivered personally, by messenger or by telegram or at least five (5) days prior thereto delivered by mail at the last address given by the Director to the Corporation for such purpose. Such notice shall be deemed delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, or when delivered to the telegram company if sent by telegram. Such notice shall be deemed to be delivered upon receipt by the Director if delivered personally or by messenger. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except in the event a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 5.03. Compensation and other Remuneration. Each Director shall be paid such director’s fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the Board of Directors or committees of the Board of Directors as the Board of Directors by resolution so determine. The Directors and Corporation officers shall be entitled to receive remuneration for services rendered to the Corporation in any capacity. Such services may include, without limitation, services as an officer of the Corporation, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Affiliate of a Director.

Section 5.04. Actions by Directors. The Directors may act with or without a meeting. Unless specifically provided otherwise in these Bylaws or in the Certificate, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by unanimous written consent of the Directors, which consents shall be filed with the records of meetings of the Directors. Any action or actions permitted to be taken by the Directors in connection with the business of the Corporation may be taken pursuant to authority granted by a meeting of the Directors conducted by a telephone conference call, and the transaction of Corporation business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Directors held in person or by written consent. The minutes of the Directors meeting held by telephone shall be prepared in the same manner as a meeting of the Directors held in person.

Section 5.05. Quarterly Meetings. The Board of Directors shall meet during the forty-five (45) day period immediately following the close of each fiscal quarter of the Corporation for the purpose of (a) considering the value of the Corporation’s assets and reviewing the income of the Corporation with a view to assuring the Corporation’s continued qualification as a “real estate investment trust” and (b) transacting such other business as properly may come before the meeting. Such quarterly meeting may be combined with the annual meeting or any special meeting of the Directors.

Section 5.06. Conduct of Committee Meetings. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 5.07. Number of Directors and Classification of Board of Directors. The number of Directors shall be no fewer than five (5) nor more than fifteen (15). At each annual meeting of the Corporation’s Shareholders beginning at the Annual Meeting of Shareholders in 2004, all Directors shall be elected to hold office for a term of one (1) year.  Directors may be re-elected any number of times.  Election of each Director at an annual meeting shall be by affirmative vote by at least a majority of the Shareholders entitled to vote thereon present in person or by proxy at such meeting.  Each Director shall hold office until the election and qualification of his successor.  Directors may, but need not, own shares or other securities of the Corporation. The provisions of Indiana Business Corporation Law § 23-1-33-6(c), and/or any successor provision(s), shall not apply to the Corporation.

Section 5.08. Conflict of Interest. Any transaction with the Corporation in which a Director has a direct or indirect interest is subject to review by the disinterested directors to ensure that the terms are commensurate with the terms for similar services or products with third parties in the marketplace.

ARTICLE VI

Officers of the Corporation

Section 6.01.  Appointment.  The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person unless the Articles or these Bylaws otherwise provide.  The appointment of an officer does not itself create contract rights.

Section 6.02.  Resignation and Removal of Officers.  An officer may resign at any time by delivering notice to the Corporation, and such resignation is effective when the notice is delivered unless the notice specifies a later effective date.  The Board of Directors may remove any officer at any time with or without cause.

Section 6.03.  Vacancies.  Any vacancy in office resulting from any cause may be filled by the Board of Directors or by any officer authorized by these Bylaws to appoint such officer.

Section 6.04.  Delegation of Authority.  In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

Section 6.05.  Appointment by Officers.  A duly appointed officer may appoint one or more officers or assistant officers, as he or she deems necessary and as authorized by the Board of Directors and these Bylaws.

ARTICLE VII

Contracts, Checks, Notes, Etc.

Special Corporate Acts

Section 7.01. All contracts and agreements entered into by the Corporation and all checks, drafts and bills of exchange, orders for the payment of money, and deeds, mortgages, notes or bonds of the Corporation shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by either the President, the Managing Director, any Vice President or the Secretary, singly.

ARTICLE VIII

Miscellaneous

Section 8.01. Facsimile Signatures. Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.02. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03. Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be protected to the fullest possible extent in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certificate public accountant or by an appraiser selected with reasonable care.

Section 8.04. Severability.

(a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT provisions of the Code, or with other applicable Federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws.

(b) If any provision of these Bylaws shall be held unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and these Bylaws shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.05. Amendment. The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of these Bylaws.

[Signature Page Follows]

Date: October 25, 2017	By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary